Exhibit 99.2

JERNIGAN Capital

Fourth Quarter 2017
Supplemental Information

Fourth Quarter 2017                       2

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our first quarter and full-year 2018 earnings guidance, our ability to successfully source, structure, negotiate and close investments in self-storage facilities, our ability to fund our outstanding future investment commitments, the availability, terms and our rate of deployment of equity capital and our ability to increase borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to obtain certificates of occupancy at the facilities in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, loss on modification of debt, transaction and other expenses, restructuring costs, and deferred termination fee to manager. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies.  Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Fourth Quarter 2017                       3

Press Release – February 2018

Jernigan Capital Reports 2017 Earnings per Share of $1.10 and Adjusted Earnings per Share of $1.31

- Provides 2018 Earnings per Share and Adjusted Earnings per Share Guidance -

MEMPHIS, Tennessee, February 28, 2018 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter and year ended December 31, 2017 and initiated earnings per share and adjusted earnings per share guidance for the first quarter and full year 2018. Highlights include:

▪	Annual earnings per share and adjusted earnings per share of $1.10 and $1.31, respectively;

▪	Quarterly earnings per share and adjusted earnings per share of $0.19 and $0.23, respectively;

▪	Increased book value per common share from $17.74 at December 31, 2016 to $18.58 at December 31, 2017; and

▪	$408.8 million of new on-balance sheet development investments during 2017.

“2017 was an outstanding year for the Company,” stated Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital, Inc. “We closed 32 new investments in state-of-the-art Generation V self-storage development projects in some of the best submarkets in the country. We matched those commitments with dedicated sources of capital funding, including a new revolving credit facility. We have now launched an attractive bridge investment program designed to sustain our earnings momentum and provide us the opportunity to ultimately own additional top quality properties through the exercise of our rights of first refusal on bridge investments. Our initial bridge investment transaction of approximately $82 million is set to close at the end of this week. Finally, over the past three quarters, we have acquired from developers their 50.1% interests in five newly developed facilities, fulfilling our oft-stated goal to ultimately own self-storage developments we financed.”

John Good, President and Chief Operating Officer of Jernigan Capital, Inc. added, “We achieved year-over-year growth in total revenues of 87% while holding G&A increases (excluding stock-based compensation) to 1.4%, further demonstrating the scalability of our platform. We have entered 2018 with an investment pipeline exceeding $500 million and have adapted to a changing self-storage cycle by creating new, innovative and entrepreneurial investment opportunities that position us to take advantage of each stage of the real estate cycle. From a capital perspective, we continue to be extremely focused on maximizing shareholder value by properly matching investments with the optimal capital sources for those investments, and this will remain a top priority for us in 2018.”

Financial Highlights

Net income attributable to common stockholders for the three months ended December 31, 2017 was $2.7 million, or $0.19 per share, and adjusted earnings was $3.3 million, or $0.23 per share. Net income attributable to common stockholders for the year ended December 31, 2017 was $13.1 million, or $1.10 per share, and adjusted earnings was $15.6 million, or $1.31 per share.

Total revenues for the quarter and year ended December 31, 2017 were $3.9 million and $12.2 million, respectively, representing increases of $1.8 million, or 82.1%, and $5.7 million, or 86.6%, over revenues for the comparable periods in 2016. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio and other assets.

General and administrative expenses and stock-based compensation expense (“SBE”), for the quarter and year ended December 31, 2017 and 2016 were as follows (dollars in thousands):

	Three months ended December 31,
	2017	2016	% inc
General and administrative expenses, excluding SBE	$1,245	$1,220	2.0%
Plus: SBE	272	252	7.9%
General and administrative expenses	$1,517	$1,472	3.1%

	Year ended December 31,
	2017	2016	% inc
General and administrative expenses, excluding SBE	$4,557	$4,494	1.4%
Plus: SBE	1,295	1,080	19.9%
General and administrative expenses	$5,852	$5,574	5.0%

Fourth Quarter 2017                       4

The increase in SBE for the quarter and year ended December 31, 2017 was primarily due to additional restricted stock grants to certain officers and employees of the Company’s external manager during the second quarter of 2017.

Net income attributable to common stockholders and adjusted earnings for the quarter and year ended December 31, 2017 also include increases in the fair value of investments of $1.7 million and $10.8 million, respectively, compared to increases of $4.2 million and $18.4 million for the comparable periods in 2016. These results reflect the impact of the limited number of on-balance sheet investment closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments.  As detailed in the 2018 guidance discussion below, fair value increases are expected to substantially increase in 2018, reflecting the record year of on-balance sheet development investments we experienced in 2017.

Subsequent Events

In an effort to enhance its product offering and develop an investment vehicle that is well positioned for the current stage of the self-storage development cycle, the Company launched an innovative bridge loan program. This program allows the Company to function as a knowledgeable, later-stage capital partner for developers who desire to retire construction debt and take out capital partners but retain their own interests as projects lease up. The Company expects this program to create a future “off-market” pipeline of acquisition opportunities through additional rights of first refusal.

On January 15, 2018, the Company executed non-binding term sheets to provide an aggregate principal amount of approximately $82 million of first mortgage bridge financing with respect to five separate self-storage facilities in the Miami, Florida metropolitan statistical area. Under the term sheets, three bridge loans amounting to an aggregate principal amount of  approximately $47 million will be secured by first priority mortgages on self-storage properties with an aggregate of over 203,000 net rentable square feet that were completed and began lease up in 2016, which loans will bear interest at an annual rate of 6.9%, payable monthly in cash. The term sheets also provide the Company with 49.9% of positive operating cash flows and 49.9% of capital proceeds.

Two bridge loans aggregating a principal amount of approximately $35 million will be secured by first priority mortgages on self-storage properties with an expected aggregate of over 160,000 net rentable square feet that are expected to be completed and begin lease up in the first quarter of 2018, which loans will bear interest at an annual rate of 9.5%, with 6.5% payable monthly in cash and 3.0% accruing and payable upon maturity of the loan. The Company will also receive 49.9% of positive operating cash flows and 49.9% of capital proceeds, after the other members of the borrower receive $1.0 million of preferential payments per loan.

All five loans will mature five years from the date of closing, with the borrower having two extension options for one year each. Approximately $75 million of the aggregate principal amount of the five loans is expected to be advanced upon closing on or around March 2, 2018, with the balance to be advanced as requested by the borrower to pay interest and operating and other expenses during the lease up period. Each of the term sheets is non-binding, and the loans are conditioned upon the execution of definitive loan documents and other customary closing conditions.

The Company can provide no assurance that it will enter into definitive agreements for these loans or that the loans will close on the expected timeline or at all. Further, no assurance can be provided that the two projects under construction will reach C/O status on the expected timeline or at all.

Capital Markets Activities

During the quarter ended December 31, 2017, under the Company’s at-the-market equity program (“ATM program”), the Company issued and sold 186,504 shares of common stock at a weighted average price of $20.36, receiving net proceeds after commissions of approximately $3.7 million.  As of December 31, 2017, the Company had approximately $21.4 million available for issuance under the ATM program.

During the quarter ended December 31, 2017, the Company issued $30.0 million of its Series A Preferred Stock. Additionally, on February 16, 2018, the Company issued $20.0 million of additional Series A Preferred Stock for a total of $60.0 million of Series A Preferred Stock outstanding.  The Company has $65.0 million of Series A Preferred Stock available for issuance under its stock purchase agreement with affiliates of Highland Capital Management, LLC (the “Stock Purchase Agreement”).

On January 26, 2018, the Company issued and sold 1,500,000 shares of its newly designated 7.00% Series B Preferred Stock (“Series B Preferred Stock”) at a public offering price of $25.00 per share for net proceeds, after underwriting discounts, but before offering expenses, of approximately $36.3 million. The Company intends to use the net proceeds from the offering to partially fund our approximately $82 million bridge loan investment.

As of December 31, 2017, the Company had no borrowings under its secured revolving credit facility.  As of February 27, 2018, the Company had $30.0 million outstanding out of its $40.8 million in total availability under its secured revolving credit facility.

Fourth Quarter 2017                       5

Dividends

On November 1, 2017, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $0.4 million was paid on January 12, 2018 to holders of record on January 1, 2018. A stock dividend of 2,222 shares of common stock was issued on January 12, 2018 to holders of record on January 1, 2018 for an aggregate value of $44,000 pursuant to the terms of the Stock Purchase Agreement.

Additionally, on November 1, 2017, the Company declared a dividend of $0.35 per common share. The dividend was paid on January 12, 2018 to common stockholders of record on January 2, 2018.

First Quarter and Full-Year 2018 Guidance

The following tables reflect earnings per share and adjusted earnings per share guidance ranges for the three months ending March 31, 2018 and for the full-year 2018. Such guidance is based on management's current expectations of Company investment activity (including fair value appreciation and the expected timing of construction progress and receipts of certificates of occupancy), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, and depreciation and amortization on real estate assets. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	March 31, 2018		December 31, 2018
	Low	High	Low	High
Interest income from investments	$4,400	$4,500	$25,200	$26,700
Rental revenue from real estate owned	575	600	3,100	3,300
Other income	20	25	80	100
Total revenues	$4,995	$5,125	$28,380	$30,100
G&A expenses (1)	(3,225)	(3,105)	(15,000)	(13,500)
Property operating expenses (excl. depreciation and amortization)	(320)	(300)	(1,600)	(1,500)
Depreciation and amortization on real estate assets	(740)	(720)	(3,600)	(3,300)
Interest expense	(475)	(450)	(4,800)	(4,000)
JV income	400	430	1,400	1,900
Other interest income	80	85	150	200
Change in fair value of investments (2)	1,500	2,000	41,000	47,000
Net income	2,215	3,065	45,930	56,900
Net income attributable to preferred stockholders (3)	(3,535)	(3,530)	(19,000)	(18,000)
Net income (loss) attributable to common stockholders	(1,320)	(465)	26,930	38,900
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	400	350	2,000	1,800
Add: depreciation and amortization on real estate assets	740	720	3,600	3,300
Adjusted earnings	$1,945	$2,730	$41,030	$52,500
Earnings (loss) per share – diluted	$(0.09)	$(0.03)	$1.76	$2.54
Adjusted earnings per share - diluted	$0.13	$0.19	$2.68	$3.43
Average shares outstanding - diluted	14,550,000	14,550,000	15,300,000	15,300,000

(1)	Includes $1.3 million (low and high) and $7.0 million (low) / $6.2 million (high) of management fees for the three months ending March 31, 2018 and for the year ending December 31, 2018, respectively.
(2)

Excludes $0.3 million (low and high) and $0.8 million (low) / $1.2 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending March 31, 2018 and for the year ending December 31, 2018, respectively.

(3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

Fourth Quarter 2017                       6

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2018:

▪	Impact of development and investment activity:

•

Projected closings on $200 million to $230 million of new self-storage investments with a profits interest for the full-year 2018, including the aforementioned approximately $82 million bridge loan investment scheduled to fully close on March 2, 2018;

•	Fundings of approximately $300 million to $340 million on the Company’s closed and projected investment commitments during the full-year 2018; and

•

Acquisition of 100% of developer interests in the Company’s Jacksonville 1, Atlanta 1, Atlanta 2, and Pittsburgh development investments in January and February 2018, resulting in a total of five wholly-owned self-storage facilities in 2018.

▪	Impact of financing activity:

•

Guidance ranges assume 2018 investment fundings and commitments are financed with long-term capital, with specific impact on 2018 earnings dependent upon the amount, timing, cost, and form of capital raised.

•	Specific assumptions included in guidance are as follows:

•

Proceeds of $85.0 million from the issuance of Series A Preferred Stock during the first seven months of 2018, which includes the issuance of $20.0 million of Series A Preferred Stock on February 16, 2018;

•

Impact of the amendment to the Series A Preferred Stock that was executed during the first quarter of 2018, which had the effect of leveling out the quarterly stock dividend through the second quarter of 2021;

•	Impact of the issuance of $37.5 million of 7% Series B Cumulative Redeemable Perpetual Preferred Stock in January 2018; and

•

Utilization of the Company’s credit facility over the course of the year as availability increases (expected borrowing base to secure full $200.0 million by the end of 2018, subject to syndication) with expected borrowings at year-end of $160.0 million to $180.0 million.

Additionally, the Company updated its 2018 fair value guidance to reflect the recent increase in interest rates thus far in 2018, the impact of the Company’s acquisitions of four of its development partners’ interests, and the updated estimates of construction progress and timing of the receipt of certificates of occupancy from its development partners. Together, this resulted in a reduction and/or shifting of fair value recognition out of 2018, which in turn is expected to positively impact 2019. These were partially offset by expected fair value accretion on the Company’s aforementioned bridge investment. Of the estimated $41.0 million to $47.0 million of fair value appreciation in 2018, the Company expects $1.5 million to $2.0 million to be recognized during the first quarter, $9.3 million to $10.5 million to be recognized in the second quarter, $13.0 million to $15.0 million to be recognized in the third quarter, and $17.2 million to $19.5 million to be recognized in the fourth quarter. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of receipt of certificates of occupancy, both of which are subject to factors outside the control of the Company’s development partners. As such, the exact timing of fair value recognition is subject to change.

Refer to the Company’s Fourth Quarter 2017 Supplemental Information Package for more information.

Fourth Quarter 2017                       7

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Operating Data:
Interest income, rental-related income and other revenues	$3,930	$3,361	$2,599	$2,301	$2,158
JV income	516	730	595	422	424
Total revenues and JV income	4,446	4,091	3,194	2,723	2,582
General & administrative expenses	(2,597)	(2,422)	(2,078)	(2,208)	(1,942)
Property operating expenses of real estate owned	(83)	(114)	(43)	(31)	-
Depreciation and amortization of real estate owned	(238)	(172)	(38)	(24)	-
Interest expense	(296)	(323)	(230)	(204)	(373)
Loss on modification of debt	-	(232)	-	-	-
Subtotal	1,232	828	805	256	267
Change in fair value of investments	1,738	3,384	4,289	1,393	4,185
Other interest income	155	245	100	134	37
Net income	3,125	4,457	5,194	1,783	4,489
Net income attributable to preferred stockholders	(423)	(310)	(177)	(546)	(996)
Net income attributable to common stockholders	$2,702	$4,147	$5,017	$1,237	$3,493
Plus: stock dividends payable to preferred stockholders	44	132	-	371	823
Plus: stock-based compensation	272	296	435	292	252
Plus: depreciation and amortization on real estate assets	238	172	38	24	-
Plus: loss on modification of debt	-	232	-	-	-
Adjusted Earnings	$3,256	$4,979	$5,490	$1,924	$4,568

Basic earnings per share attributable to common stockholders	$0.19	$0.29	$0.50	$0.14	$0.53
Diluted earnings per share attributable to common stockholders	$0.19	$0.29	$0.50	$0.14	$0.53

Adjusted Earnings per share attributable to common stockholders – diluted	$0.23	$0.35	$0.55	$0.21	$0.69

Weighted-average shares of common stock outstanding:
Basic	14,108,415	14,042,350	9,850,967	8,857,030	6,458,845
Diluted	14,295,639	14,244,345	10,033,029	8,993,528	6,619,848

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Balance Sheet Data:
Cash and cash equivalents	$46,977	$54,999	$100,529	$28,252	$67,373
Development property investments at fair value	228,233	188,540	163,979	117,936	95,102
Operating property loans at fair value	5,938	5,990	8,790	9,965	9,905
Self-storage real estate owned, net	15,355	15,594	7,283	7,350	-
Investment in and advances to real estate venture	13,856	12,573	14,314	10,812	5,373
Total assets	314,634	284,193	305,127	192,429	192,779
Senior loan participations	718	668	20,147	19,299	18,582
Secured revolving credit facility	-	-	-	-	-
Total liabilities	8,814	8,434	28,733	24,873	24,417
Total equity	305,820	275,759	276,394	167,556	168,362
Common book value / common shares outstanding	$18.58	$18.71	$18.75	$17.57	$17.74

Fourth Quarter 2017                       8

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Assets:
Cash and cash equivalents	$46,977	$54,999	$100,529	$28,252	$67,373
Development property investments at fair value	228,233	188,540	163,979	117,936	95,102
Operating property loans at fair value	5,938	5,990	8,790	9,965	9,905
Self-storage real estate owned, net	15,355	15,594	7,283	7,350	-
Investment in and advances to real estate venture	13,856	12,573	14,314	10,812	5,373
Other loans, at cost	1,313	1,754	6,619	14,826	11,752
Deferred costs	2,004	3,813	2,305	2,294	2,207
Prepaid expenses and other assets	776	734	1,119	809	868
Fixed assets, net	182	196	189	185	199
Total assets	$314,634	$284,193	$305,127	$192,429	$192,779

Liabilities:
Senior loan participations	$718	$668	$20,147	$19,299	$18,582
Secured revolving credit facility	-	-	-	-	-
Due to Manager	1,484	1,438	1,027	839	1,008
Accounts payable, accrued expenses and other liabilities	1,138	1,035	2,399	1,040	697
Dividends payable	5,474	5,293	5,160	3,695	4,130
Total liabilities	$8,814	$8,434	$28,733	$24,873	$24,417

Equity:
Cumulative Series A preferred stock, at liquidation preference of $40.0 million and $10.0 million, net of allocated costs, respectively	$37,764	$9,445	$9,445	$9,446	$9,448
Common stock	144	142	142	90	90
Additional paid-in capital	276,814	272,726	272,525	163,772	162,664
Accumulated deficit	(8,902)	(6,554)	(5,718)	(5,752)	(3,840)
Total equity	305,820	275,759	276,394	167,556	168,362
Total liabilities and equity	$314,634	$284,193	$305,127	$192,429	$192,779

Fourth Quarter 2017                       9

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Quarter ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Interest income from investments	$3,698	$2,158	$11,457	$6,532
Rental and other property-related income from real estate owned	202	-	530	-
Other revenues	30	-	204	-
Total revenues	3,930	2,158	12,191	6,532

Costs and expenses:
General and administrative expenses	1,517	1,472	5,852	5,574
Management fees to Manager	1,080	470	3,453	1,688
Property operating expenses of real estate owned	83	-	271	-
Depreciation and amortization of real estate owned	238	-	472	-
Transaction and other expenses	-	-	-	2,129
Restructuring costs	-	-	-	54
Deferred termination fee to Manager	-	-	-	239
Total costs and expenses	2,918	1,942	10,048	9,684

Operating income (loss)	1,012	216	2,143	(3,152)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	516	424	2,263	1,278
Change in fair value of investments	1,738	4,185	10,804	18,370
Interest expense	(296)	(373)	(1,053)	(559)
Loss on modification of debt	-	-	(232)	-
Other interest income	155	37	634	80
Total other income	2,113	4,273	12,416	19,169
Net income	3,125	4,489	14,559	16,017
Net income attributable to preferred stockholders	(423)	(996)	(1,456)	(996)
Net income attributable to common stockholders	$2,702	$3,493	$13,103	$15,021

Basic earnings per share attributable to common stockholders	$0.19	$0.53	$1.10	$2.42
Diluted earnings per share attributable to common stockholders	$0.19	$0.53	$1.10	$2.42

Dividends declared per share of common stock	$0.35	$0.35	$1.40	$1.40

Fourth Quarter 2017                       10

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to

Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Net income attributable to common stockholders	$2,702	$4,147	$5,017	$1,237	$3,493
Plus: stock dividends payable to preferred stockholders	44	132	-	371	823
Plus: stock-based compensation	272	296	435	292	252
Plus: depreciation and amortization on real estate assets	238	172	38	24	-
Plus: loss on modification of debt	-	232	-	-	-
Adjusted Earnings	$3,256	$4,979	$5,490	$1,924	$4,568
Adjusted Earnings per share attributable to common stockholders – diluted	$0.23	$0.35	$0.55	$0.21	$0.69
Weighted average shares of common stock outstanding – diluted	14,295,639	14,244,345	10,033,029	8,993,528	6,619,848

	Year ended December 31,
	2017	2016
Net income attributable to common stockholders	$13,103	$15,021
Plus: stock dividends payable to preferred stockholders	547	823
Plus: stock-based compensation	1,295	1,080
Plus: depreciation and amortization on real estate assets	472	-
Plus: loss on modification of debt	232	-
Plus: transaction and other expenses	-	2,129
Plus: restructuring costs	-	54
Plus: deferred termination fee to Manager	-	239
Adjusted Earnings	$15,649	$19,346
Adjusted Earnings per share attributable to common stockholders – diluted	$1.31	$3.11
Weighted average shares of common stock outstanding – diluted	11,908,512	6,212,648

Fourth Quarter 2017                       11

Jernigan Capital, Inc.

First Quarter and Full-Year 2018 Guidance

(in thousands, except share and per share data)

	Three months ending		Year ending
	March 31, 2018		December 31, 2018
	Low	High	Low	High
Interest income from investments	$4,400	$4,500	$25,200	$26,700
Rental revenue from real estate owned	575	600	3,100	3,300
Other income	20	25	80	100
Total revenues	$4,995	$5,125	$28,380	$30,100
G&A expenses (1)	(3,225)	(3,105)	(15,000)	(13,500)
Property operating expenses (excl. depreciation)	(320)	(300)	(1,600)	(1,500)
Depreciation on real estate assets	(740)	(720)	(3,600)	(3,300)
Interest expense	(475)	(450)	(4,800)	(4,000)
JV income	400	430	1,400	1,900
Other interest income	80	85	150	200
Change in fair value of investments (2)	1,500	2,000	41,000	47,000
Net income	2,215	3,065	45,930	56,900
Cash and stock dividends payable to preferred stockholders (3)	(3,535)	(3,530)	(19,000)	(18,000)
Net income (loss) to common stockholders	(1,320)	(465)	26,930	38,900
Add: stock dividends payable to preferred stockholders	2,125	2,125	8,500	8,500
Add: stock-based compensation	400	350	2,000	1,800
Add: depreciation and amortization on real estate assets	740	720	3,600	3,300
Adjusted earnings	$1,945	$2,730	$41,030	$52,500
Earnings (loss) per share – diluted	$(0.09)	$(0.03)	$1.76	$2.54
Adjusted earnings per share – diluted	$0.13	$0.19	$2.68	$3.43
Average shares outstanding – diluted	14,550,000	14,550,000	15,300,000	15,300,000

(1)	Includes $1.3 million (low and high) and $7.0 million (low) / $6.2 million (high) of management fees for the three months ending March 31, 2018 and for the year ending December 31, 2018, respectively.
(2)

Excludes $0.3 million (low and high) and $0.8 million (low) / $1.2 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending March 31, 2018 and for the year ending December 31, 2018, respectively.

(3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

Key Assumptions:

▪

Projected closings on $200 million to $230 million of new self-storage investments with a profits interest for the full-year 2018, including the aforementioned approximately $82 million bridge loan investment scheduled to fully close on March 2, 2018;

▪	Fundings of approximately $300 million to $340 million on the Company’s closed and projected investment commitments during the full-year 2018; and
▪	Acquisition of 100% of developer interests in four development investments in January and February 2018, resulting in a total of five wholly-owned self-storage facilities in 2018.
▪

Guidance ranges assume 2018 investment fundings and commitments are financed with long-term capital, with specific impact on 2018 earnings dependent upon the amount, timing, cost, and form of capital raised.

•	Specific assumptions included in guidance are as follows:
•

Proceeds of $85.0 million from the issuance of Series A Preferred Stock during the first seven months of 2018, which includes the issuance of $20.0 million of Series A Preferred Stock on February 16, 2018;

•

Impact of the amendment to the Series A Preferred Stock that was executed during the first quarter of 2018 which had the effect of leveling out the quarterly stock dividend through the second quarter of 2021;

•	Impact of the issuance of $37.5 million of 7% Series B Cumulative Redeemable Perpetual Preferred Stock in January 2018; and
•

Utilization of the Company’s credit facility over the course of the year as availability increases (expected borrowing base to secure full $200.0 million by the end of 2018, subject to syndication) with expected borrowings at year-end of $160.0 million to $180.0 million.

Additionally, the Company updated its 2018 fair value guidance to reflect the recent increase in interest rates thus far in 2018, the impact of the Company’s acquisitions of four of its development partners’ interests, and the updated estimates of construction progress and timing of the receipt of certificates of occupancy from its development partners. Together, this resulted in a reduction and/or shifting of fair value recognition out of 2018, which in turn is expected to positively impact 2019. These were partially offset by expected fair value accretion on the Company’s aforementioned bridge investment. Of the estimated $41.0 million to $47.0 million of fair value appreciation in 2018, the Company expects $1.5 million to $2.0 million to be recognized during the first quarter, $9.3 million to $10.5 million to be recognized in the second quarter, $13.0 million to $15.0 million to be recognized in the third quarter, and $17.2 million to $19.5 million to be recognized in the fourth quarter. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of receipt of certificates of occupancy, both of which are subject to factors outside the control of the Company’s development partners. As such, the exact timing of fair value recognition is subject to change.

Fourth Quarter 2017                       12

Jernigan Capital, Inc.

Changes to Preliminary 2018 Guidance

	Preliminary 2018 Guidance		Updated 2018 Guidance
	Year ending December 31,2018		Year ending December 31, 2018		Change
	Low	High	Low	High	Low	High
Interest income and other revenues	$23,000	$25,000	$25,200	$26,700	$2,200	$1,700
Rental revenue from real estate owned	900	1,000	3,100	3,300	2,200	2,300
Other income	80	100	80	100	-	-
Total revenues and JV income	$23,980	$26,100	$28,380	$30,100	$4,400	$4,000

G&A expenses	(15,000)	(13,500)	(15,000)	(13,500)	-	-

JV Income	1,400	1,900	1,400	1,900	-	-

Change in fair value of investments	46,000	56,000	41,000	47,000	(5,000)	(9,000)

Primary factors impacting changes to preliminary 2018 guidance ranges:

•	Bridge loan investment scheduled to close on or about March 2, 2018, resulting in increases to interest income and change in fair value of investments;

•

Acquisitions of 100% control of four development properties in the first quarter of 2018, resulting in a decrease in interest income, an increase in rental income, and a decrease in change in fair value of investments;

•	Rising interest rates, resulting in a decrease in the change in fair value of investments;

•

Construction delays and/or expected certificate of occupancy dates, resulting in the delay of fair value appreciation timing and the funding of construction draws. The construction and expected certificate of occupancy delays are being driven by the following factors:

-	Lack of control over permitting / permitting delays;
-	National shortage of construction labor resulting in construction delays; and
-	Extreme winter weather in several markets.

Change in Fair Value of Investments Bridge

Mid-Point
Change in fair value of investments – preliminary	$51,000
Construction delays / CO movements	(7,000)
Impact of rising interest rates	(2,000)
Bridge investment portfolio	3,000
Acquisitions – change from fair value investments to cost investment	(1,000)
Change in fair value of investments – updated	$44,000

2018 Quarterly Expected Timing of Certificates of Occupancy and Fair Value Recognition

	No. of COs	Aggregate Commitment	Expected Fair Value Mid-Point
First quarter	1	$7,530	$1,750
Second quarter	5	54,578	9,900
Third quarter	6	65,434	14,000
Fourth quarter	7	84,125	18,350
Total	19	$211,667	$44,000

Fourth Quarter 2017                       13

Jernigan Capital, Inc.

Schedule of Completed Development Projects

As of December 31, 2017

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date		Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (3)	Opened		Open (1)	Occupancy (1)
6/10/2015	Atlanta 1 (5)
	5110 McGinnis Ferry Rd	8,132	8,086	46	10,741	71,743	5/25/2016		21	66.0%
6/19/2015	Tampa 1
	12832 S US Highway 301	5,369	5,285	84	6,012	50,050	4/11/2016		23	80.6%
6/26/2015	Atlanta 2 (5)
	340 Franklin Gateway SE	6,050	5,769	281	8,631	66,137	5/24/2016		21	69.5%
6/29/2015	Charlotte 1
	9323 Wright Hill Rd	7,624	7,251	373	10,363	87,430	8/18/2016		18	44.5%
7/2/2015	Milwaukee
	420 W St Paul Ave	7,650	7,512	138	8,994	83,277	10/9/2016	(2)	17	38.2%
7/31/2015	New Haven
	453 Washington Ave	6,930	6,524	406	8,231	64,225	12/16/2016		14	51.9%
9/30/2015	Jacksonville 1 (5)
	1939 East West Pkwy	6,445	5,988	457	8,913	59,848	8/12/2016		19	83.1%
10/27/2015	Austin
	251 N AW Grimes Blvd	8,658	7,297	1,361	8,782	77,334	3/16/2017		11	37.4%
8/10/2015	Pittsburgh (5)
	6400 Hamilton Ave	5,266	4,798	468	6,774	48,024	5/11/2017		10	21.7%
1/4/2017	New York City 1
	1775 5th Ave	16,117	14,914	1,203	18,892	105,447	9/29/2017		5	16.3%
Total Completed Development Loans		$78,241	$73,424	$4,817	$96,333

4/21/2015	Orlando 1/2 (4)
	11920 W Colonial Dr.	10,506	N/A	N/A	N/A	93,965	5/1/2016		22	70.5%
Total Owned Properties		$10,506

Total Completed Investments		$88,747

(1)	As of February 27, 2018.

(2)

Certificate of Occupancy (“C/O”) was received in August 2016, prior to the property being ready for opening by the manager of the project. Property opened to partial leasing in October 2016. All floors opened to leasing in February 2017.

(3)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

(4)

In August 2017, the Company purchased its partner’s remaining 25.1% profits interest in the Orlando 1 investment and its partner’s 50.1% profits interest in the Orlando 2 investment, the 287-unit addition to the Orlando 1 investment, for $1.6 million. The Orlando facility is now wholly-owned by the Company. Orlando 1 (51,235 NRSF) was at 86.2% physical occupancy on July 18, 2017. On July 19, 2017 the 42,730 NRSF Orlando 2 addition opened for business. Occupancy reflected is for the combined facility.

(5)	During the first quarter of 2018, the Company purchased its partner’s 50.1% profits interest in this investment, and as such, the investments are wholly-owned by the Company.

Fourth Quarter 2017                       14

Schedule of Development Projects in Progress

As of December 31, 2017

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
8/14/2015	Raleigh
	1501 Sunrise Ave	$8,792	$5,550	$3,242	$5,889	60,935	Q4 2016	Q2 2018
9/20/2016	Charlotte 2
	1200 E 10th St	12,888	5,453	7,435	5,686	77,915	Q1 2017	Q2 2018
11/17/2016	Jacksonville 2
	37 Jefferson Rd	7,530	4,971	2,559	5,818	70,930	Q4 2016	Q1 2018
1/18/2017	Atlanta 3
	1484 Northside Dr NW	14,115	2,393	11,722	2,236	92,935	Q4 2017	Q1 2019
1/31/2017	Atlanta 4
	4676 S Atlanta Rd	13,678	7,040	6,638	7,147	105,288	Q2 2017	Q2 2018
2/24/2017	Orlando 3
	12711 E Colonial Dr	8,056	3,144	4,912	3,335	70,625	Q3 2017	Q2 2018
2/24/2017	New Orleans
	2709 Severn Ave	12,549	677	11,872	553	90,315	Q3 2017	Q1 2019
2/27/2017	Atlanta 5
	56 Peachtree Valley Rd NE	17,492	4,971	12,521	4,739	84,988	Q3 2017	Q1 2019
3/1/2017	Fort Lauderdale
	5601 NE 14th Ave	9,952	1,128	8,824	1,043	79,279	Q1 2018	Q1 2019
3/1/2017	Houston
	1070 Brittmoore Rd	13,630	3,633	9,997	3,547	132,967	Q4 2017	Q4 2018
4/14/2017	Louisville 1
	2801 N Hurstbourne Pkwy	8,523	2,932	5,591	3,083	66,150	Q2 2017	Q3 2018
4/20/2017	Denver 1
	6206 W Alameda Ave	9,806	1,940	7,866	1,849	59,150	Q1 2018	Q1 2019
4/20/2017	Denver 2
	3110 S Wadsworth Blvd	11,164	5,442	5,722	5,849	74,615	Q2 2017	Q2 2018
5/2/2017	Atlanta 6
	2033 Monroe Dr	12,543	4,344	8,199	4,262	81,120	Q2 2017	Q3 2018
5/2/2017	Tampa 2
	9185 Ulmerton Rd	8,091	1,086	7,005	1,010	71,400	Q1 2018	Q4 2018
5/19/2017	Tampa 3
	Lot 3B Crossroads Town Center	9,224	1,422	7,802	1,335	70,888	Q3 2017	Q3 2018
6/12/2017	Tampa 4
	3209 30th Ave S St	10,266	1,847	8,419	1,752	73,500	Q4 2017	Q3 2018
6/19/2017	Baltimore
	1835 Washington Blvd	10,775	3,315	7,460	3,115	83,450	Q3 2017	Q3 2018
6/28/2017	Knoxville
	7807 Kingston Pike	9,115	1,351	7,764	1,265	72,069	Q3 2017	Q4 2018
6/29/2017	Boston 1
	329 Boston Post Rd	14,103	4,978	9,125	4,914	93,738	Q3 2017	Q3 2018
6/30/2017	New York City 2
	465 W 150th St	26,482	18,042	8,440	17,576	40,593	Q4 2017	Q4 2018
7/27/2017	Jacksonville 3
	2004 Edison Ave	8,096	1,134	6,962	1,053	68,700	Q4 2017	Q4 2018
8/30/2017	Orlando 4
	9001 Eastmar Commons	9,037	2,059	6,978	1,960	77,125	Q1 2018	Q1 2019
9/14/2017	Los Angeles
	943-959 W Hyde Park Blvd	28,750	7,533	21,217	7,398	120,038	Q1 2019	Q3 2020
9/14/2017	Miami 1
	4250 SW 8th St	14,657	5,862	8,795	5,725	69,175	Q2 2018	Q2 2019
9/28/2017	Louisville 2
	3415 Bardstown Rd	9,940	1,864	8,076	1,762	74,172	Q4 2017	Q4 2018
10/12/2017	Miami 2
	880 W Prospect Rd	9,459	1,014	8,445	820	58,000	Q2 2018	Q3 2019
10/30/2017	New York City 3
	5203 Kennedy Blvd	14,701	2,595	12,106	2,294	68,660	Q4 2017	Q1 2019
11/16/2017	Miami 3
	120-132 NW 27th Ave	20,168	3,508	16,660	3,099	96,295	Q1 2018	Q3 2019
11/21/2017	Minneapolis
	2109 University Ave W	12,674	1,150	11,524	1,023	88,838	Q2 2018	Q2 2019
12/1/2017	Boston 2

Fourth Quarter 2017                       15

	10 Hampshire Rd	8,771	1,306	7,465	1,220	74,625	Q4 2017	Q4 2018
12/15/2017	New York City 4
	6 Commerce Center Dr	10,591	927	9,664	823	78,425	Q1 2018	Q1 2019
12/27/2017	Boston 3
	19 Coolidge Hill Rd	10,174	2,259	7,915	2,169	62,700	Q2 2018	Q2 2019
12/28/2017	New York City 5
	375 River St	16,073	4,303	11,770	4,178	90,200	Q1 2018	Q2 2019
Total Development Loan in Progress		$421,865	$121,173	$300,692	$119,527

(1)

Estimated C/O dates represent the Company’s best estimate as of December 31, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, noncovered RV space or parking spaces.

Fourth Quarter 2017                       16

Schedule of Heitman JV Development Projects Completed and in Progress

As of December  31, 2017

(unaudited, dollars in thousands)

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Opened	Open (1)	Occupancy (1)
7/19/2016	Jacksonville
	3211 San Pablo Rd S	8,127	7,131	996	10,895	80,621	7/26/2017	7	47.2%
9/28/2016	Columbia
	401 Hampton St	9,199	7,925	1,274	8,843	70,671	8/23/2017	6	23.6%
8/15/2016	Atlanta 2
	11220 Medlock Bridge Rd	8,772	7,367	1,405	8,435	70,209	9/14/2017	5	13.9%
4/15/2016	Washington DC
	1325 Kenilworth Ave NE	17,269	15,698	1,571	17,600	89,785	9/25/2017	5	16.5%
8/25/2016	Denver
	2225 E 104th Ave	11,032	8,690	2,342	10,280	85,575	12/14/2017	2	17.7%
Total Completed Development Loans		$54,399	$46,811	$7,588	$56,053

(1)	As of February 27, 2018.
(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

Development Projects In Progress:

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
5/14/2015	Miami 1
	490 NW 36th St	$13,867	$10,348	$3,519	$11,950	75,838	Q1 2016	Q1 2018
5/14/2015	Miami 2
	1100 NE 79th St	14,849	10,187	4,662	10,945	74,113	Q2 2016	Q2 2018
9/25/2015	Fort Lauderdale
	812 NW 1st St	13,230	8,955	4,275	10,216	87,413	Q2 2016	Q2 2018
4/29/2016	Atlanta 1
	1801 Savoy Dr	10,223	7,093	3,130	7,778	71,475	Q4 2016	Q1 2018
7/21/2016	New Jersey
	10 Central Ave	7,828	1,967	5,861	1,908	57,975	Q2 2017	Q3 2018
12/22/2016	Raleigh
	7620 ACC Blvd	8,877	4,280	4,597	4,603	65,110	Q1 2017	Q2 2018
Total Development Projects in Progress		$68,874	$42,830	$26,044	$47,400

Total Heitman JV Investments		$123,273	$89,641	$33,632	$103,453

(1)

Estimated C/O dates represent the Company’s best estimate as of December 31, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

Fourth Quarter 2017                       17

Closed Investments by Geography

As of December  31, 2017

Fourth Quarter 2017                       18

Investment Pipeline by Geography

•	Excluding the Miami portfolio investment, executed term sheets for investments in 9 separate self-storage development projects for an aggregate capital commitment of approximately $129 million

•	Maintain a robust pipeline in excess of $500 million of additional development investment opportunities in top 50 markets

Fourth Quarter 2017                       19

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-	Suite 650	package or annual report, please
PR B
Memphis, TN 38119	Stock Exchange Listing	Memphis, TN 38119	visit our website at
901.567.9510	New York Stock Exchange	901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Chairman and Chief Executive Officer	President and Chief Operating Officer

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer and Treasurer

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	FBR Capital Markets
RJ Milligan	David Corak
rjmilligan@rwbaird.com	dcorak@fbr.com

Jefferies LLC	KeyBanc Capital Markets
George Hoglund	Todd M. Thomas
gholund@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Fourth Quarter 2017                       20